UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 4, 2007

Shea Development Corp.

(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-130011	20-8514961
(Commission File Number)	(IRS Employer Identification No.)

1351 Dividend Drive, Suite G, Marietta, GA 30067
(Address of principal executive offices) (Zip Code)

(770) 919-2209
(Issuer’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On April 4, 2007, Shea Development Corp. (“Shea” or “Registrant”) and its wholly-owned subsidiary Shea Development Acquisition No. 2 Corp. (“Merger Sub”) entered into an Agreement and Plan of Merger (“Agreement”) with Riptide Software, Inc. (“Riptide”) pursuant to which Shea will acquire all of the outstanding stock of Riptide in a cash, debt and stock transaction.  The acquisition will be accomplished by the merger of Merger Sub into Riptide, with Riptide surviving the merger as a wholly-owned subsidiary of Shea. The aggregate purchase price is payable in 5,000,000 shares of Shea common stock, $4,000,000 in cash at Closing and $5,000,000 in subordinated convertible notes payable over three (3) years.  The purchase price may also be adjusted for earn-out payments subject to achieving performance goals over the next two years.  The Closing of the merger is subject to customary closing conditions. The parties anticipate that the Closing will occur in the second quarter of calendar year 2007.

Copies of the Agreement and the press release announcing the Agreement are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The foregoing outline of the terms of the Agreement is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1.

Item 5.02— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6 2007, Bartly J. Loethen, President, CEO, CFO, Secretary, Treasurer and Director and Iqbal Jaffer Boga, Director, resigned from their positions with the Registrant. Also on April 6, 2007, Tom E. Wheeler, Robert Pearson and Alok Mohan were elected to the Board of Directors of the Registrant.

Since March 2, 2007, Tom E. Wheeler has served as President of Shea. Prior to March 2, 2007, Mr. Wheeler was a founder of Information Intellect and served as its Chief Executive Officer since its spin-off from Electronic Data Systems Corporation (“EDS”) in 1997 until March 2007.  Prior to founding Information Intellect Mr. Wheeler was a Division Vice President for EDS in the Financial Systems Practice for the Utilities Business Unit.  Mr. Wheeler is the beneficial owner of 5,629,531 shares of the Registrant’s common stock and will not be compensated as a director of the Registrant.  Mr. Wheeler will be compensated as President of the Company as previously disclosed in the Current Report on Form 8-K filed with the Commission on March 8, 2007.  Mr. Wheeler has not yet been named to any committees of the Board of Directors.

Robert C. Pearson serves as a director of the Registrant and has been Senior Vice President — Investments for Renaissance Capital Group, Inc., an investment fund management firm, since April 1997. Renaissance is the beneficial owner of 7,384,124 shares of the Registrant’s common stock.  From May 1994 to May 1997, Mr. Pearson was an independent financial and management consultant primarily engaged by Renaissance. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm. Prior to 1990, Mr. Pearson spent 25 years at Texas Instruments, Inc. where he served in several positions including Vice President — Controller and later as Vice

President — Finance. Mr. Pearson currently is director of eOriginal, Inc., Poore Brothers, Inc., Caminosoft Corp., Laserscope, Simtek Corporation, and Advanced Power Technologies, Inc.  Except for the reimbursement of expenses, Mr. Pearson will not be compensated for his service as a director of the Registrant.  Mr. Pearson has not yet been named to any committees of the Board of Directors.

Alok Mohan serves as a director of the Registrant and has served as a director of Rainmaker Systems, Inc. since 1996, and as Chairman of the Board since July 2003. Since April 2006, Mr. Mohan has also served on the board of directors of Saama Technologies, a privately held technology services firm (a supplier of software development services to Information Intellect), and on the board of directors of Tech Team Global, Inc., a provider of outsourced, multilingual help desk services and specialized IT solutions listed on the Nasdaq Global Market, since May 2006. Mr. Mohan served as the Chairman of the board of directors of Tarantella, until its acquisition by Sun Microsystems in 2005. Prior to that appointment, he served in various executive management positions including Santa Cruz Operations also known as SCO, and at NCR.   Mr. Mohan also serves on the board of directors of Stampede and Crystal Graphics.  Mr. Mohan is the beneficial owner of 200,000 shares of the Registrant’s common stock. Except for the reimbursement of expenses, he will not be compensated for his service as a director of the Registrant.  Mr. Mohan has not yet been named to any committees of the Board of Directors.

More detailed information concerning Messrs. Wheeler, Pearson and Mohan is contained in the Registrant’s Schedule 14F-1 filed on March 23, 2007.

Item 9.01 - Financial Statements and Exhibits

(a)  Financial Statement of Businesses Acquired

Not Applicable

(b)  Pro-Forma Financial Information

Not Applicable

(c)  Shell Company Transactions

Not Applicable

(d)  Exhibits

Exhibit Number

10.1                                         Agreement and Plan of Merger

99.1                                         Press release of the Registrant dated April 9, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007	SHEA DEVELOPMENT CORP.

	By:	/s/ FRANCIS E. WILDE
Francis E. Wilde
Chairman and CEO

Exhibit Index

Exhibit Number                                                               Exhibit Title or Description

10.1                                                                                                                           Agreement and Plan of Merger

99.1                                                                                                                           Press release of the Registrant dated April 9, 2007